Exhibit 4.1

INGREDION INCORPORATED

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Ninth Supplemental Indenture

Dated as of September 22, 2016

$500,000,000

3.200% Senior Notes Due October 1, 2026

i

NINTH SUPPLEMENTAL INDENTURE

This NINTH SUPPLEMENTAL INDENTURE, dated as of September 22, 2016 (this “Supplemental Indenture”), is entered into by and between Ingredion Incorporated, a corporation incorporated under the laws of the State of Delaware (the “Company”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company (formerly known as Corn Products International, Inc.) and the Trustee (as successor trustee to The Bank of New York) are parties to an Indenture, dated as of August 18, 1999 (the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, Section 2.01 of the Indenture provides that, at or prior to the issuance of any Securities within a series, the terms of the series of Securities shall be established by a supplemental indenture or an Officers’ Certificate pursuant to authority granted under resolutions of the Board of Directors of the Company;

WHEREAS, Section 10.01 of the Indenture provides that, when authorized by a Certified Board Resolution, the Company and the Trustee may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture without the consent of the Holders of any Securities of any series then Outstanding; provided that any such change or elimination would not adversely affect such provision as applied to any series of Securities created prior to the execution of such supplemented indenture;

WHEREAS, the changes set forth herein do not adversely affect the Holders of any Securities issued prior to the date hereof; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding agreement of the Company have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc. and any successor to its rating agency business.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Voting Stock” means Company capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.03. Rules of Construction. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2

THE SECURITIES

There is hereby established a series of Securities pursuant to the Indenture with the following terms:

Section 2.01. Title of the Securities. The series of Securities shall be designated the 3.200% Senior Notes due 2026 (the “Notes”).

Section 2.02. Aggregate Principal Amount; Additional Notes. The Notes will be initially issued in an aggregate principal amount of $500,000,000 (not including the Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.06, 2.07, 2.08, 3.02 or 10.04 of the Indenture or Section 2.12 of this Supplemental Indenture); provided, however, that the aggregate principal amount of the Notes may be increased in the future, without giving notice or seeking consent of the Holders of the Notes, on the same terms as the Notes (except for the issue date, public offering price and, in some cases, the first Interest Payment Date and the date from which interest shall accrue) and constituting a single series of Securities under the Indenture; provided further, however, that if the additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes shall have separate CUSIP, ISIN or other identifying numbers.

Section 2.03. Maturity Date. The date on which the principal of the Notes is payable is October 1, 2026, subject to the provisions of the Indenture relating to acceleration.

Section 2.04. Ranking. The Notes will be unsecured senior debt of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

Section 2.05. Interest. The Notes will bear interest from September 22, 2016, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 3.200% per annum, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2017. The Company will pay interest to the person in whose name a Note is registered at the close of business on the March 15 or September 15, as the case may be, preceding the relevant Interest Payment Date. The Company will compute interest on the basis of a 360-day year consisting of twelve 30-day months.

Section 2.06. Issuance Price. The purchase price to be paid to the Company for the sale of the Notes pursuant to the terms of the Underwriting Agreement, dated as of September 15, 2016, between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters named in Schedule I thereto, shall be 99.307% of the principal amount of the Notes and the initial offering price to the public of the Notes shall be 99.957% of the principal amount of the Notes.

Section 2.07. Defeasance and Discharge. Section 2.12 of this Supplemental Indenture shall be subject to Article TWELVE of the Indenture for all purposes under the Indenture.

Section 2.08. Form and Dating. (a) The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(c) The Notes will be issued in the form of a fully-registered Global Security. The Global Security will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth in the Prospectus Supplement dated September 15, 2016, the Global Security may be transferred, in whole and not in part, only by the Depositary to its nominee or by its nominee to such Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary notifies the Company that it is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 calendar days of such notice or the Company becoming aware that the Depositary is no longer so registered, the Company will issue Notes in certificated form in exchange for the Global Security. The Company will also issue Notes in certificated form if an Event of Default has occurred and is continuing and Depositary requests the issuance of certificated Notes. In addition, the Company may at any time determine not to have the Notes represented by a Global Security, and, in such event, will issue Notes in certificated form in exchange for the Global Security. In any such instance, an owner of an interest in the Global Security would be entitled to physical delivery of such Notes in certificated form. Notes so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only. The initial Depositary for the Global Security representing the Notes is The Depository Trust Company.

Holders of beneficial interests in the Notes shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as securities custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its holders of beneficial interests, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Section 2.09. Place of Payment. The Corporate Trust Office of the Trustee located at The Bank of New York Mellon Global Corporate Trust, Corporate Trust Window, 101 Barclay Street, 1st Floor, New York, New York 10286, Attention: Corporate Trust Department shall be the initial office where the Notes may be presented for registration of transfer and exchange, where the Notes may be presented for payment and where notices and demands to or upon the Company in respect of the Notes or the Indenture may be served. The Company may from time to time designate such other office or additional offices for such purposes in accordance with Section 4.03 of the Indenture.

Section 2.10. Sinking Fund. The Notes shall not have the benefit of any sinking fund and will not be subject to mandatory redemption.

Section 2.11. Optional Redemption. (a) The Notes, at any time and from time to time prior to July 1, 2026 (the “Par Call Date”) will be redeemable at the Company’s option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. At any time and from time to time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

(b) Notice of any redemption will be mailed (or, in the case of Global Securities, delivered in accordance with the Depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed (which notice, so long as the Notes are represented by a Global Security, will be given to the Depositary (or its nominee) or a successor depositary (or its nominee)). Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depositary, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Security.

Section 2.12. Repurchase Upon Change of Control. (a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company will mail a notice to each Holder (or, in the case of Global Securities, give notice in accordance with the Depositary’s procedures), with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(c) On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (equal to $2,000 or in integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Company’s offer;

(ii) deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(d) Interest on the Notes and portions of a Note properly tendered for repurchase pursuant to a Change of Control Repurchase Event and not withdrawn will cease to accrue on and after the payment date for such Change of Control Repurchase Event, unless the Company shall have failed to accept such Notes and such portions of Notes for payment or failed to deposit the aggregate purchase price in respect thereof in accordance with the immediately preceding paragraph.

(e) The paying agent will promptly mail to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE 3

AMENDMENTS TO THE INDENTURE

Section 3.01. Events of Default. For purposes of this series of Notes only, Section 6.01(5) of the Indenture is deleted in its entirety and replaced with the following:

“the failure by the Company or any of its Subsidiaries to pay any principal or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $50,000,000 (or its equivalent in another currency) in the aggregate (but excluding Indebtedness evidenced by the Securities or otherwise arising under this Indenture), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and the continuation of such failure after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or the occurrence or existence of any other event or condition under any agreement or instrument relating to any such Indebtedness that continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.”

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.02. Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Section 4.03. Counterparts and Method of Execution. This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

Section 4.04. Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

Section 4.05. The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 4.06. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.07. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, INGREDION INCORPORATED AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

INGREDION INCORPORATED

By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ C. Kevin Wilson
	Name:	C. Kevin Wilson
	Title:	Vice President and Corporate Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

THIS NOTE MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY SELECTED OR APPROVED BY THE COMPANY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	$

INGREDION INCORPORATED

3.200% Senior Notes due 2026

CUSIP: 457187 AB8

ISIN: US457187AB87

Ingredion Incorporated, a Delaware corporation (formerly known as Corn Products International, Inc. and herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

CEDE & CO.

or registered assigns, the principal sum of

*                     DOLLARS*

on October 1, 2026 and to pay interest on such principal sum at the rate of 3.200% per annum.

The Company will pay interest from the later of September 22, 2016 or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually on April 1 and October 1 (each an “Interest Payment Date”) beginning April 1, 2017, until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the registered holder (the “Holder”) of this Note (or one or more predecessor Notes) of record at the close of business on the regular record date (the “Regular Record Date”) for such Interest Payment Date, which, except in the case of interest payable at Maturity (as defined in the Indenture), shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the date such that interest payable at Maturity is payable to the same Person to whom principal on this Note is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a special record date (the “Special Record Date”) fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 15 days prior to such Special Record Date, all as more fully provided in the Indenture.

Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York (or such other place or places as designated by the Company from time to time in accordance with the Indenture), in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under and pursuant to an Indenture, dated as of August 18, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (the “Trustee”), as amended and supplemented by the Ninth Supplemental Indenture, between the Company and the Trustee dated as of September 22, 2016 (the “Indenture”), and is one of a series initially limited in aggregate principal amount to $500,000,000 and designated as 3.200% Senior Notes due 2026 (the “Notes”); provided, however, that the aggregate principal amount of the Notes may be increased in the future, without giving notice or seeking consent of the Holders of the Notes, on the same terms as the Notes (except for the issue date, public offering price and, in some cases, the first Interest Payment Date and the date from which interest shall accrue) and constituting a single series of Securities under the Indenture; provided further, however, that if the additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes shall have separate CUSIP, ISIN or other identifying numbers. Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Notes).

The Indenture, the Notes and certain covenants and other provisions of the Indenture and the Notes are subject to defeasance and/or discharge at the option of the Company as provided in the Indenture.

2

As long as this Note is represented in global form (the “Global Security”) registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding, except that certain amendments which do not adversely affect the interests of any Holder of the Notes may be made without the approval of Holders of the Notes. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, reduce any premium payable upon redemption thereon or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Holder affected.

This series of Notes is redeemable, at any time and from time to time prior to July 1, 2026 (the “Par Call Date”), at the Company’s option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. At any time and from time to time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

Notice of any redemption will be mailed (or, in the case of Global Securities, delivered in accordance with the Depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed (which notice, so long as the Notes are represented by a Global Security, will be given to the Depositary (or its nominee) or a successor depositary (or its nominee)). Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depositary, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Security.

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“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company will mail a notice to each Holder (or, in the case of Global Securities, give notice in accordance with the Depositary’s

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procedures), with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes (equal to $2,000 or in integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Company’s offer;

•	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

Interest on the Notes and portions of a Note properly tendered for repurchase pursuant to a Change of Control Repurchase Event and not withdrawn will cease to accrue on and after the payment date for such Change of Control Repurchase Event, unless the Company shall have failed to accept such Notes and such portions of Notes for payment or failed to deposit the aggregate purchase price in respect thereof in accordance with the immediately preceding paragraph.

The paying agent will promptly mail to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

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The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc. and any successor to its rating agency business.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

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“Voting Stock” means Company capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right so to vote has been suspended by the happening of such a contingency.

Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

This Note shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to principles of conflicts of laws.

All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

INGREDION INCORPORATED

By:
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

This is one of the Securities of the

series designated herein referred to in

the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated: September 22, 2016
By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

Insert assignee’s soc. sec. or tax I.D. no.

(Print or type assignee’s name, address and zip code)

and all rights thereunder and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE WITHIN NOTE.

THE SIGNATURE MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” THAT IS A MEMBER OR PARTICIPANT IN A “SIGNATURE GUARANTEE PROGRAM” (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

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